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                                                                 EXHIBIT 99.2

                            NOTICE OF GUARANTEED DELIVERY
                                         for
                              Tender of all Outstanding
               15% Senior Subordinated Deferred Interest Notes Due 2007
                                   in Exchange for
          15% Senior Subordinated Deferred Interest Exchange Notes Due 2007
                                          of
                             WinStar Communications, Inc.


         Registered holders of outstanding 15% Senior Subordinated Deferred Interest Notes Due 2007 (the "Old Notes") of WinStar Communications, Inc. ("Company") who wish to tender their Old Notes in exchange for a like principal amount of 15% Senior Subordinated Deferred Interest Exchange Notes Due 2007 of the Company, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                    The Exchange Agent for the Exchange Offer is:

                       UNITED STATES TRUST COMPANY OF NEW YORK
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By Mail:                   By Overnight Courier:      By Hand:                          By Facsimile:

United States Trust        United States Trust        United States Trust               Fax No. (212)420-6152
 Company of New York        Company of New York        Company of New York              (For Eligible Institutions Only)
P.O. Box 844               770 Broadway,13th Floor    111 Broadway,Lower Level          Confirm by telephone:
Cooper Station             New York, NY 10003         New York, NY 10006                Telephone no.(800) 548-6565
New York, NY 10276-0844    Attn: Corporate Trust      Attn:  Corporate Trust Services
(registered or certified   Operations Department
  mail recommended)
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Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


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Ladies & Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                          PLEASE SIGN AND COMPLETE

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
Signature(s) of Registered Owner(s) or Authorized      Name(s) of Registered Holder(s):
Signatory: ______________________________________      ______________________________________________
_________________________________________________      ______________________________________________
_________________________________________________      ______________________________________________

Principal Amount of Old Notes Tendered: _________      Address: _____________________________________
_________________________________________________      ______________________________________________

Certificate No(s). of Old Notes (if available):        Area Code and Telephone No.: _________________
_________________________________________________      Date: ________________________________________
_________________________________________________
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    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                    Please print name(s) and address(es)

Name(s):     _________________________________________________________________
             _________________________________________________________________
Capacity:    _________________________________________________________________
Address(es): _________________________________________________________________
             _________________________________________________________________
             _________________________________________________________________

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.



                                 GUARANTEE
                  (Not to be used for signature guarantee)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

    The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm: _________________________             Authorized Signature
Address: ______________________________
_______________________________________     Name: _____________________________
Area Code and Telephone No.: __________     Title:_____________________________
_______________________________________     Date: _____________________________





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